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                                                                EXHIBIT 10(p)(i)


                                                  May 16, 2001




Joseph C. Horvath
Chief Financial Officer
Cold Metal Products
220 Georgetown Drive, Suite 301
Sewickley, PA  15143-8752

Dear Mr. Horvath:

Reference is made to the Loan and Security Agreement between Cold Metal Products and The CIT Group/Equipment Financing. Cold Metal has informed CIT that it was not compliant with certain terms under the Agreement, as it did not comply with its Tangible Net worth, Ratio of Liabilities to Tangible Net Worth, and Cash Flow Coverage Ratios covenants for the periods ended December 31, 2000 and March 31, 2001. Debtor has requested that CIT waive such instances of non-compliance and reset the covenants.

Debtor requests that the definition of Tangible Net Worth be amended to permit the measurement to reflect the FIFO inventory valuation. CIT agrees to amend this change in the definition of Tangible Net Worth to reflect FIFO inventory valuation.

Therefore, as of April 2, 2001, CIT approves Cold Metal's request that the covenant requirements be reset as follows:

Quarterly Measurement Date Ending             Requested Tangible NW
June 30, 2001                                 $17,699,000
September 30, 2001                            $18,005,000
December 31, 2001                             $18,845,000
March 31, 2002                                $20,159,000
Each quarterly measurement date               Increase by $500,000
thereafter

Quarterly Measurement Date Ending             Ratio Liabilities to Tangible NW
June 30, 2001                                 6.18x
September 30, 2001                            5.91x
December 31, 2001                             5.74x
March 30, 2002                                5.46x
Each quarterly measurement date               decrease by .25 each quarter
thereafter


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Debtor also requests an additional amendment to the Tangible Net Worth and Ratio of Liabilities to Tangible Net Worth covenant regarding the definition of assets, liabilities and tangible net worth. Specifically, debtor requests, and CIT agrees, to (i) exclude from liabilities the "Additional Minimum Liability", as defined by Statement of Financial Accounting Standards Number 87, that represents the change in recognized net pension obligations for the Company's defined benefit pension plans having an unfunded accumulated benefit obligation, and (ii) exclude from the determination of tangible net worth (a) the effect of any intangible pension plan assets and (b) any elements of accumulated other comprehensive income/(loss), including minimum pension liability adjustments.

In addition, Cold Metal requests that the Cash flow Coverage Ratio would now be defined as:
Numerator- EBITDA, plus Non-cash charges minus Dividends Denominator- Interest Expense, plus Taxes Paid (less taxes received), + current maturities of long-term debt (GMAC Term Loan, CIT Ottawa Loan, and National City capital lease)

Debtor further requests that for each of the quarters in fiscal 2002, be measured not on a rolling four-quarter basis, but on an increasing cumulative quarterly basis, i.e. first quarter ended June 30, 2001 has three months results; second quarter ended September 30, 2001 has six months results; and third quarter December 30, 2001 has nine months results (including any earlier quarters with their significant losses only serves to dilute the coverage well below the established ratio) the following results are obtained:

June 30, 2001 (three months)                .20:1.0
September 30, 2001 (six months)             .50:1.0
December 31, 2001 (nine months)             .80:1.0
March 31, 2002 (rolling four quarters)     1.15:1.0
Each quarterly measurement date            1.25:1.0
thereafter

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And finally, debtor requests that any and all fixed assets acquired for the
Ottawa facility subsequent to December 31, 2000, be excluded from any lien position afforded to CIT under the terms of the Loan Agreement. CIT WILL NOT GRANT THIS REQUEST. HOWEVER, AS AN ACCOMMODATION, CIT WILL ACCEPT THAT EQUIPMENT LIENED BY THE REVOLVER GROUP AND TRANSFERRED TO OTTAWA BE SUBJECT TO AN INTERCREDITOR AGREEMENT, TO BE NEGOTIATED, BETWEEN CIT AND THE REVOLVER GROUP. ALL OTHER EQUIPMENT WILL BE SUBJECT TO THE TERMS OF THE EXISTING AGREEMENT.

CIT hereby waives, as of this date, the non-compliance with the financial covenants under the Agreement, and agrees to reset the covenants as stated above, subject to the following condition:

a) processing fee in the amount $30,000.00.


All other terms, conditions and agreements under the Loan Agreement, together with all schedules, attachments and amendments thereto shall remain in full force and effect. Please note that CIT's willingness to waive this particular covenant violation should not be interpreted as CIT's agreement or willingness to waive any further breach or violation of the Agreement.

                                               Sincerely,

                                               ------------------------
                                               /s/Anthony G. Joseph
                                               Vice President of Credit


Cold Metal Products
By: /s/ Joseph C. Horvath
Title: Chief Financial Officer